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                                                                  Exhibit 10.24



                                   Amendment
                                      to
                       Agreement of Limited Partnership
                                      of
                      Sierra Pacific Development Fund III



Section 11.2 of the Partnership Agreement is amended to read as follows:

         "11.2 Sales and Leases to the General Partners. The Partnership shall not sell or lease property to the General Partners or their affiliates; provided that the foregoing shall not apply to the proposed merger, sale or other transfer of properties in connection with the consolidation as described in the Proxy/Consent Solicitation Statement of the Partnership dated [ ]."